UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 4, 2008
(Date of earliest event reported)
CONSOLIDATED WATER CO. LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
The Regatta Office Park
Windward Three, 4th Floor
West Bay Road, P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
(Address of Principal Executive Offices)
(345) 945-4277
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 4, 2008, the Registrar of Companies (the “Registrar”) of the Cayman Islands certified the Amended and Restated Memorandum of Association (the “Amended Memorandum”) of Consolidated Water Co. Ltd. (the “Company”). The Amended Memorandum was filed with the Registrar to reflect an increase in the authorized number of shares of the Company from 19,800,000 Ordinary Shares and 200,000 redeemable preference shares to 24,800,000 Ordinary Shares and 200,000 redeemable preference shares. The increase in the number of authorized shares was approved by the shareholders on May 14, 2008 at the Annual General Meeting of Shareholders.
The description of the Amended Memorandum contained in the report is qualified in its entirety by reference to the full text of the Amended Memorandum, a copy of which is attached hereto as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Title

3.1	Amended and Restated Memorandum of Association of Consolidated Water Co. Ltd.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.
By:	/s/ Frederick W. McTaggart
	Name:	Frederick W. McTaggart
	Title:	President and Chief Executive Officer

Date: June 4, 2008

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Memorandum of Association of Consolidated Water Co. Ltd.

4